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                    FMC Corporation (Chemicals Operations)           Exhibit 99a
                             Business Segment Data
                                Pro Forma Basis
                     (In millions, except per share data)

                                                                              2000                                      2001
                                                   ------------------------------------------------------------        -------
                                                       Q1        Q2            Q3          Q4         Full Year          Q1
                                                   -------     -------      -------      -------      ---------        -------
Revenue:
Agricultural Products                              $ 165.8     $ 184.6      $ 181.4      $ 132.9      $   664.7        $ 134.6
Specialty Chemicals                                  124.9       126.4        114.9        122.6          488.8          116.3
Industrial Chemicals                                 273.8       207.1        211.9        212.8          905.6          198.6
Eliminations                                          (2.8)       (2.6)        (2.2)        (1.4)          (9.0)          (2.3)
                                                   -------     -------      -------      -------      ----------       --------
    Total Revenue                                  $ 561.7     $ 515.5      $ 506.0      $ 466.9      $ 2,050.1        $ 447.2
                                                   =======     =======      =======      =======      ==========       ========

Income from continuing operations:
Agricultural Products                              $  13.9     $  36.9      $  28.8      $   8.2         $ 87.8        $  13.8
Specialty Chemicals                                   19.5        25.6         21.8         25.5           92.4           20.0
Industrial Chemicals                                  34.5        28.5         29.7         21.8          114.5           14.4
                                                   -------     -------      -------      -------      ----------       --------
    Total segment operating profit                    67.9        91.0         80.3         55.5          294.7           48.2
Corporate expenses (A)                                (9.1)       (8.9)        (9.0)        (9.1)         (36.1)          (8.4)
Other expense, net (B)                                (5.3)        5.0          4.5          5.4            9.6           (2.5)
Net interest income (expense) (C)                    (16.1)      (16.1)       (16.1)       (16.1)         (64.2)         (16.1)
                                                   -------     -------      -------      -------      ----------       --------
Total income from continuing operations
    before income taxes                               37.5        71.1         59.8         35.8          204.0           21.3
Income tax expense (D)                                (8.9)      (16.8)       (14.2)        (8.5)         (48.3)          (5.0)
                                                   -------     -------      -------      -------      ----------       --------
Income from continuing operations
    after income taxes                             $  28.6     $  54.2      $  45.6      $  27.3      $   155.7        $  16.2
                                                   =======     =======      =======      =======      ==========       ========

EPS (E)                                            $  0.88     $  1.68      $  1.41      $  0.84      $    4.82        $  0.50
                                                   =======     =======      =======      =======      ==========       ========
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(A) Corporate expenses primarily include staff expenses.

(B) Other expense, net consists of all other corporate items, including LIFO inventory adjustments and pension income or expense.

(C) Pro forma interest expense includes $2.4 million from external financing of the phosphorus joint venture in 2000 and is based on average net debt of $790 million.

(D) Income tax rate constant at 23.7%.

(E) Diluted shares outstanding constant at 32.3 million.

Note: Analysis excludes the impact of special charges and the cumulative effect of a change in accounting principle.